Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the reference to our firm under the caption “Experts” in this Registration Statement (Form S-3) and related Prospectus of American Medical Systems Holdings, Inc. for the shelf registration of common stock, senior debt securities and subordinated debt securities, and warrants, and to the incorporation by reference herein of our reports dated February 26, 2009, except for Note 1, as to which the date is August 4, 2009, with respect to the consolidated financial statements and schedule listed in Item 15 of American Medical Systems Holdings, Inc., included in the Current Report on Form 8-K dated August 4, 2009, and our report dated February 26, 2009, with respect to the effectiveness of internal control of American Medical Systems Holdings, Inc., included in its Annual Report (Form 10-K) for the year ended January 3, 2009, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Minneapolis, Minnesota
August 11, 2009

17